CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the

registration statements on Form S-8 (File Nos. 333-11729 and 333-

11731) of The Manitowoc Company, Inc. of our report dated January 25,

2000, except for information in Note 11, for which the date is

February 10, 2000, relating to the financial statements, which appears in the 1999 Annual Report, which is incorporated in this Form 10-K.

We also consent to the incorporation by reference of our report dated

January 25, 2000 relating to the financial statement schedule, which appears on this Form 10-K.





                              /s/ PricewaterhouseCoopers LLP

                              PRICEWATERHOUSECOOPERS LLP



March 6, 2000